UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of the Company was held on May 4, 2012 (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

(1)	Electing directors:

Director	For a Term Expiring in	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Albani	2015	21,201,056	23,408,724	4,192,518
Thomas O. Barnes	2015	24,628,513	19,981,267	4,192,518
Gary G. Benanav	2015	21,210,474	23,399,306	4,192,518
Mylle H. Mangum	2015	24,557,211	20,052,569	4,192,518

(2)	Ratifying the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,188,690	1,563,941	49,667	0

(3)	Advisory (non-binding) resolution to approve the Company's executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,948,755	476,018	185,007	4,192,518

(4)	Consideration of a stockholder proposal regarding establishing a policy that the Board's chairman be independent and not have previously served as an executive officer of the Company:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,510,401	23,837,563	261,816	4,192,518

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2012	BARNES GROUP INC.
(Registrant)

	By:	/s/ CHRISTOPHER J. STEPHENS, JR.
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer